UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2006

RBC Life Sciences, Inc.

(Exact name of registrant as specified in its charter)

NEVADA	000-50417	91-2015186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2301 CROWN COURT, IRVING, TEXAS	75038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 972-893-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On October 31, 2006, the Company entered into an agreement (the “Sale Agreement”) to sell all of the capital stock of its wholly owned subsidiary, RBC Life Sciences Korea Co., Ltd. (“RBC Korea”) to a private South Korean corporation, Merry Key (“MK”), which is wholly owned by an individual who was the executive in charge of the Company’s South Korean operations prior to the sale. The closing of the sale occurred on October 31, 2006. Concurrent with the sale of RBC Korea, the Company also entered into a five-year exclusive distributor agreement (the “Distributor Agreement”) with MK.

In accordance with the terms of the Sale Agreement, MK paid the Company $100,000 in cash at closing and agreed to pay an additional $685,000 in monthly installments, the amount of each installment being the greater of $5,000 or 10% of previous month net sales. The $685,000 receivable is non-interest bearing and has a fair value of $520,000 based on anticipated cash flows and an imputed interest rate of 10.75%. Payment of amounts due under the Sale Agreement is secured by the common stock of RBC Korea and the personal guarantee of the owner of MK. The Company estimates that it will record a one-time loss on disposition of assets of approximately $200,000 to $250,000 in connection with this sale.

Under the terms of the Distributor Agreement, MK is granted exclusive rights to distribute the Company’s products and to use the Company’s name, trademarks and trade names in South Korea. The Distributor Agreement also gives MK the right to expand its distribution into certain other Asian countries upon satisfaction of certain requirements set forth in the Distributor Agreement. In consideration of the rights granted to MK, MK is required to purchase certain minimum amounts of the Company’s products each year.

The foregoing summaries of the terms of the Sale Agreement and the Distributor Agreement are subject to, and qualified in their entirety by, the respective agreements, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 31, 2006, the Company completed a restructuring of its South Korea operations. This restructuring was affected by the agreements described in Item 1.01 above. This restructuring permits the Company to sell its products in this market through a through a licensee distribution model that has been successful in other international markets, while eliminating the need for future cash investments. Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Agreement to Buy and Sell RBC Life Sciences Korea by and between RBC Life Sciences USA and Merry Key dated October 31, 2006.

10.2	Exclusive Distributor Agreement by and between RBC Life Sciences, Inc. and Merry Key dated November 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2006

RBC Life Sciences, Inc.

By:	/s/ Steven E. Brown
Name:	Steven E. Brown
Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Agreement to Buy and Sell RBC Life Sciences Korea by and between RBC Life Sciences USA and Merry Key dated October 31, 2006.

10.2	Exclusive Distributor Agreement by and between RBC Life Sciences, Inc. and Merry Key dated November 1, 2006.